UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1 )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Techpoint, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------  14475  TECHPOINT, INC.  Proxy for Annual Meeting of Shareholders on May 31, 2019  Solicited on Behalf of the Board of Directors  The undersigned hereby appoints Fumihiro Kozato and Stephen Wong, and each of  them, with full power of substitution and power to act alone, as proxies to vote all the shares  of Common Stock which the undersigned would be entitled to vote if personally present and  acting at the Annual Meeting of Shareholders of Techpoint, Inc., to be held May 31, 2019 at  the Company’s headquarters located at 2550 N. First Street, #550, San Jose, California  95131, and at any adjournments or postponements thereof, as follows:  (Continued and to be signed on the reverse side.)  1.1